Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma combined balance sheet as of September 30, 2021 and the unaudited pro forma combined statement of income for the year ended December 31, 2020, and the nine months ended September 30, 2021, are based on the historical financial statements of Franklin BSP Realty Trust, Inc. (“FBRT”) and Capstead Mortgage Corporation (“Capstead”) after giving effect to the transactions (the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of July 25, 2021, as amended pursuant to that certain First Amendment to Agreement and Plan of Merger, dated as of September 22, 2021 (as amended, the “Merger Agreement”), by and FBRT, Rodeo Sub I, LLC (“Merger Sub”), Capstead and, solely for the purposes set forth therein, Benefit Street Partners L.L.C., FBRT’s external manager (“BSP”). For purposes of presenting the pro forma financial information, the unaudited pro forma combined balance sheet as of September 30, 2021 assumes the Merger had closed at the balance sheet date and for the unaudited pro forma combined statements of income, the Merger is assumed to have occurred as of the beginning of the earliest period presented.

In accordance with Accounting Standards Codification Topic 805, “Business Combinations,” which is referred to as ASC 805, because the assets and liabilities of Capstead do not meet the definition of a business, the transaction is expected to be accounted for as an asset acquisition. The final allocation of the consideration paid will be determined after the Merger is completed and after completion of a final analysis to determine the estimated relative fair values of assets and liabilities.

In accordance with ASC 805, FBRT will measure the cost of the net assets acquired on the basis of the fair value of the consideration given, inclusive of transaction costs, which was determined to be more reliably measurable. As the cost of the acquisition, inclusive of transaction costs, is expected to exceed the fair value of the assets acquired, FBRT will allocate the difference on a relative fair value basis to certain qualifying assets of Capstead. FBRT’s management has made these determinations based on various preliminary estimates, which are pending finalization. Final asset acquisition accounting adjustments may differ materially from the pro forma adjustments presented herein.

This amount will be capitalized on the balance sheet at the time of acquisition. FBRT currently expects that subsequent to the transaction, all or substantially all of this amount will be recognized in the income statement as an expense over time.

The unaudited pro forma combined financial statements are based upon available information, preliminary estimates, and certain assumptions that FBRT believes are reasonable in the circumstances, as set forth in the notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of the future financial position or results of operations of the combined company after the Merger or the combined financial position or the results of operations that would have been realized had the acquisition been consummated during the period or as of the dates for which the unaudited pro forma combined financial statements are presented.

Certain reclassification adjustments have been made to the presentation of Capstead’s historical financial statements to conform them to the presentation followed by FBRT. The unaudited pro forma combined financial statements should be read in conjunction with, and are qualified by reference to, FBRT’s historical consolidated financial statements and notes thereto and those of Capstead, which are incorporated herein by reference.

As of September 30, 2021, FBRT was named Benefit Street Partners Realty Trust, Inc. (“BSPRT”) and is referred to as such in the pro forma financial statements below.

Franklin BSP Realty Trust, Inc.

Pro Forma Balance Sheet

September 30, 2021

(Unaudited)

(in thousands)	Historical BSPRT	Historical Capstead	Pro-Forma Adjustments	BSPRT Pro-Forma
ASSETS
Cash and cash equivalents	$91,374	$125,174	$(60,885)	(A)(E)(I)	$155,663
Restricted Cash	9,531	—	—	9,531
Commercial mortgage loans, held for investment, net	3,247,646	—	—	3,247,646
Commercial mortgage loans, held for sale, measured at fair value	99	—	—	99
Real estate securities, available for sale, measured at fair value	—	7,134,106	(7,134,106)	(H)	—
Real estate securities, trading, measured at fair value	—	—	7,134,106	(H)	7,134,106
Derivative instruments, measured at fair value	—	—	—	—
Other real estate investments, measured at fair value	2,547	—	—	2,547
Receivable for loan repayment	123,311	—	—	123,311
Accrued interest receivable	17,132	—	—	17,132
Prepaid expenses and other assets	4,023	136,182	56,900	(A)(E)	197,105
Intangible lease asset, net of amortization	49,192	—	—	49,192
Real estate owned, held for sale	90,623	—	—	90,623
Cash collateral receivable from derivative counterparties	—	68,533	—	68,533
Total assets	$3,635,478	$7,463,995	$(3,985)	$11,095,488

LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$1,792,353	$—	$—	$1,792,353
Repurchase agreements - commercial mortgage loans	550,156	—	—	550,156
Repurchase agreements and secured borrowings - real estate securities	46,531	6,463,964	—	6,510,495
Mortgage note payable	23,998	—	—	23,998
Other financing and loan participation - commercial mortgage loans	37,434	—	—	37,434
Unsecured borrowings	60,000	98,569	—	158,569
Derivative instruments, measured at fair value	—	31,192	—	31,192
Interest payable	972	—	—	972
Distributions payable	20,447	7,920	—	28,367
Accounts payable and accrued expenses	9,318	20,095	—	29,413
Due to affiliates	17,140	—	—	17,140
Total liabilities	$2,558,349	$6,621,740	$—	—	$9,180,089

Redeemable convertible preferred stock Series A, $0.01 par value, 60,000 authorized and 25,567 issued and outstanding	$127,603	$—	$(127,603)	(F)	$—
Redeemable convertible preferred stock Series C, $0.01 par value, 20,000 authorized and 1,400 issued and outstanding	$6,969	$—	$—	$6,969
Redeemable convertible preferred stock Series D, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding	$89,677	$—	$—	$89,677

EQUITY
Preferred stock, $0.01 par value, 50,000,000 authorized and none issued and outstanding	$—	$—	$—	$—
Preferred stock - $0.10 par value; 100,000 shares authorized: 7.50% Cumulative Redeemable Preferred Stock, Series E, 10,329 shares issued and outstanding	—	250,946	(250,946)	(B)	—
Class A common stock - $0.01 par value	443	969	(971)	(C)(F)(G)	441
Series F Preferred stock - $0.01 par value	—	—	397	(G)	397
Series E Preferred stock - $0.10 par value; 100,000 shares authorized: 7.50% Cumulative Redeemable Preferred Stock, Series E, 10,329 shares issued and outstanding (formerly Capstead Series E Preferred Stock)	—	—	258,742	(B)	258,742
Additional paid-in capital	906,517	1,270,497	(563,761)	(B)(C)(D)(F)(G)	1,613,252
Accumulated other comprehensive income	—	(23,237)	23,237	(D)	—
Accumulated deficit	(59,844)	(656,920)	656,920	(A)(D)(I)	(59,844)
Total stockholders' equity	$847,116	$842,255	$123,619	$1,812,989
Non-controlling interest	5,764	—	—	5,764
Total equity	$852,880	$842,255	$123,619	$1,818,753
Total liabilities, redeemable convertible preferred stock and shareholders' equity	$3,635,478	$7,463,995	$(3,984)	$11,095,488

Franklin BSP Realty Trust, Inc.

Pro Forma Income Statement

Nine Months Ended September 30, 2021

(Unaudited)

($ in thousands, except per share amounts)	Historical BSPRT	Historical Capstead	Pro-forma Adjustments		BSPRT Pro- Forma
INCOME
Interest income	$138,969	$66,642	$—		$205,611
Less: Interest expense	35,994	15,351	—		51,345
Net interest income	$102,975	$51,291	$—		$154,266
Revenue from real estate owned	2,447	—	—		2,447
Total Income	$105,422	$51,291	$—		$156,713

EXPENSES
Management, general and administrative expense	40,415	9,371	5,211	(B), (C)	54,997
Total expenses	$40,415	$9,371	$5,211		$54,997

OTHER (INCOME)/LOSS
Provision/(benefit) for credit losses	(5,452)	—	—		(5,452)
Realized (gain)/loss on sale of real estate securities	1,375	—	—		1,375
Realized (gain)/loss on sale of commercial mortgage loan, held for sale	(206)	—	—		(206)
Realized (gain)/loss on sale of real estate owned assets, held-for-sale	(9,810)	—	—		(9,810)
Realized (gain)/loss on sale of commercial mortgage loan, held for sale, measured at fair value	(22,211)	—	—		(22,211)
Unrealized (gain)/loss on commercial mortgage loans, held for sale, measured at fair value	—	—	—		—
Unrealized (gain)/loss on other real estate investments, measured at fair value	(27)	—	—		(27)
Unrealized (gain)/loss on derivatives	(374)	—	—		(374)
Trading (gain)/loss	—	—	76,181	(E)	76,181
Realized (gain)/loss on derivatives	(357)	(2,939)	—		(3,296)
Total other (income)/loss	$(37,062)	$(2,939)	$76,181		$36,180
Income/(Loss) before income taxes	102,069	44,859	(81,392)		65,536
Provision/(benefit) for income tax	3,418	—	—		3,418
Net income/(loss)	$98,651	$44,859	$(81,392)		$62,118
Less: Preferred stock dividends	12,040	14,526	(12,040)	(D)	14,526
Less: Undistributed earnings allocated to preferred stock	10,706	—	(10,706)	(D)	—
Net income/(loss) applicable to common stockholders	$75,905	$30,333	$(58,646)		$47,592

Basic earnings per share - as previously reported	$1.72
Basic earnings per share - pro forma				(A)	$0.53
Diluted earnings per share - as previously reported	$1.71
Diluted earnings per share - pro forma				(A)	$0.53

Franklin BSP Realty Trust, Inc.

Pro Forma Income Statement

Year ended December 31, 2020

($ in thousands, except per share amounts)	Historical BSPRT	Historical Capstead	Pro-forma Adjustments		BSPRT Pro- Forma
INCOME
Interest income	$179,872	$186,735	$—		$366,607
Less: Interest expense	66,556	75,511	—		142,067
Net interest income	$113,316	$111,224	$—		$224,540
Revenue from real estate owned	4,299	—	—		4,299
Total Income	$117,615	$111,224	$—		$228,839

EXPENSES
Management, general and administrative expense	49,156	13,430	63,679	(A)(C)(D)(E)	126,265
Total expenses	$49,156	$13,430	$63,679		$126,265

OTHER (INCOME)/LOSS
Provision/(benefit) for credit losses	13,296	—	—		13,296
Impairment (gain)/loss on real estate owned assets	398	—	—		398
Realized (gain)/loss on extinguishment of debt	(3,678)	—	—		(3,678)
Realized (gain)/loss on sale of real estate securities	10,137	67,820	(67,820)	(G)	10,137
Realized (gain)/loss on sale of commercial mortgage loan, held for sale	(184)	—	—		(184)
Realized (gain)/loss on sale of real estate owned asset, held for sale	(1,851)	—	—		(1,851)
Realized (gain)/loss on sale of commercial mortgage loan, held-for-sale, measured at fair value	(15,931)	—	—		(15,931)
Unrealized (gain)/loss on commercial mortgage loans, held-for-sale, measured at fair value	75	—	—		75
Unrealized loss on other real estate investments, measured at fair value	32	—	—		32
Trading (gain)/loss	—	—	95,400	(G)	95,400
Unrealized loss on derivatives	995	—	—		995
Realized loss on derivatives	12,486	159,547	—		172,033
Total other (income)/loss	$15,775	$227,367	$27,580		$270,722
Income/(loss) before taxes	52,684	(129,573)	(91,259)		(168,148)
Provision/(benefit) for income tax	(2,062)	—	—		(2,062)
Net income/(loss)	$54,746	$(129,573)	$(91,259)		$(166,086)
Less: Preferred dividends	14,920	19,368	10,830	(F)	45,118
Net income/(loss) applicable to common stockholders	$39,826	$(148,941)	$(102,089)		$(211,204)

Diluted net income per share — As Previously Reported	$0.90
Diluted net income per share — Pro Forma				(B)	$(3.31)

Pro Forma Combined Balance Sheet as of September 30, 2021:

(A) This adjustment represents the estimated capitalized additional third party costs allocated to the other assets acquired, such as merger and acquisition fees, as well as legal, accounting, and other third party due diligence costs of approximately $11.3 million for BSPRT which would not be a recurring expense. Additionally, $13.2 million of CMC transaction costs were expensed as part of the transaction.

(B) This adjustment represents the issuance, at fair value, of shares of BSPRT’s 7.50% Series E Cumulative Redeemable Preferred Stock (“BSPRT Series E Preferred Stock”) in exchange for the retirement of an equal amount of shares of Capstead’s 7.50% Series E Cumulative Redeemable Preferred Stock (“Capstead Series E Preferred Stock”).

(C) This adjustment represents the issuance of 31,886,938 shares of BSPRT common stock in exchange for the retirement of 96,981,466 shares of Capstead common stock.

(D) This adjustment represents the elimination of Capstead's additional paid-in-capital balance of $1,270.5 million, accumulated deficit of $656.9 million, and accumulated other comprehensive loss of $23.2 million.

(E) This adjustment represents the cash consideration of $20.5 million paid by BSPRT to the common shareholders of Capstead as part of the acquisition, and the allocation $45.6 million, representing the excess of the cost of the acquisition over the fair value of Capstead's acquired assets.

(F) This adjustment represents the issuance, at par value, of 7,649,632 shares of BSPRT common stock, in exchange for the assumed conversion, at par value, of 25,567 shares of BSPRT’s Series A convertible preferred stock (“Series A Preferred Stock”).

(G) This adjustment represents the one-for-ten reverse stock split of BSPRT’s Common Stock and issuance of a stock dividend of nine shares of newly created Series F convertible preferred stock of FBRT (“Series F Preferred Stock”) to each holder of BSPRT Common Stock on October 12, 2021, which resulted in the issuance of 39,733,299 shares of BSPRT Series F Preferred Stock.

(H) This adjustment represents the initial designation of the acquired securities portfolio as trading assets of $7.1 billion upon the closing of the Merger.

(I) This adjustment represents the deferred compensation and severance costs of $15.9 million that was expensed and paid as part of the Merger.

Pro Forma Income Statement for the Nine-Month Period Ended September 30, 2021:

(A) Represents the pro forma combined earnings per share of BSPRT common stock, including the impact of the 31,886,938 shares of BSPRT common stock assumed to be issued per adjustment C & G on the above Pro Forma Combined Balance Sheet as of September 30, 2021 and the issuance of 53,172,451 shares of FBRT common stock, in exchange for the assumed conversion of BSPRT’s Series A Preferred Stock, Series C convertible preferred stock (“Series C Preferred Stock”), Series D convertible preferred stock (“Series D Preferred Stock”) and Series F Preferred Stock. Per its terms, the Series A Preferred Stock automatically converted into common stock upon the listing of the common stock in connection with the Merger, the Series C Preferred Stock will convert into common stock upon the one year anniversary of the listing, or up to six months sooner at BSPRT’s option, and the Series D Preferred Stock will automatically convert into common stock upon the one year anniversary of the listing or up to six months sooner at the election of the holders. The Series F Preferred Stock will convert into common stock upon the six month anniversary of the listing. This adjustment represents the issuance, at fair value of shares of BSPRT Series E Preferred Stock in exchange for the retirement of shares of Capstead Series E Preferred Stock.

(B) This adjustment of $9.4 million represents the increase in the management fees paid as a result of the acquisition.

(C) This adjustment of $4.2 million represents the reduction of compensation costs as a result of the acquisition.

(D) Per its terms, the Series A Preferred Stock automatically converted into common stock upon the listing of the common stock in connection with the Merger, the Series C Preferred Stock will convert into common stock upon the one year anniversary of the listing, or up to six months sooner at BSPRT’s option, and the Series D Preferred Stock will automatically convert into common stock upon the one year anniversary of the listing or up to six months sooner at the election of the holders. The Series F Preferred Stock will convert into common stock upon the six month anniversary of the listing. This adjustment represents the reduction of preferred dividends paid and undistributed earnings as a result of the acquisition and conversion of the Series A, Series C, Series D and Series F Preferred Stock.

(E) This adjustment represents the reclassification of $76.2 million of gains and losses in other comprehensive income to trading gains due to the initial designation of the acquired securities portfolio as trading assets upon the closing of the Merger. Upon the Merger close, for consolidated financial reporting purposes, the Company applied the stated interest method for calculating interest income on its trading security portfolio consisting of newly acquired residential mortgage back securities. Pre-Merger, Capstead had calculated the interest income earned using the effective interest method. Interest income earned on the residential mortgage back security portfolio presented in the pro forma consolidated financial statements was calculated using the effective interest method.

Pro Forma Income Statement for the Year Ended December 31, 2020:

(A) Represents the estimated additional total third party costs and related liabilities, such as merger and acquisition fees, as well as legal, accounting, and other third party due diligence costs of approximately $11.3 million for BSPRT and $13.2 million for Capstead.

(B) Represents the pro forma combined earnings per share of BSPRT common stock, including the impact of the 31,886,938 shares of BSPRT common stock assumed to be issued per adjustment C & G on the above Pro Forma Combined Balance Sheet as of September 30, 2021 and the issuance of 47,382,931 shares of BSPRT common stock, in exchange for the assumed conversion of Series A and Series F Preferred Stock to the unaudited pro forma combined balance sheets. Per its terms, the Series A Preferred Stock converted immediately upon the listing event and the Series F Preferred Stock are converted into common stock six months following the listing event.

(C) Represents $45.6 million of expense for acquired assets that were allocated excess consideration paid in the unaudited pro forma combined financial statements.

(D) This adjustment represents the $5.8 million decrease in compensation costs as a result of the Company reducing Capstead's employee headcount upon the close of the transaction.

(E) This adjustment represents the $12.6 million increase in the management fees paid as a result of the acquisition.

(F) Per its terms, the Series A Preferred Stock automatically converted into common stock upon the listing of the common stock in connection with the Merger, and the Series F Preferred Stock will convert into common stock upon the six month anniversary of the listing. This adjustment represents the increase of preferred dividends paid as a result of the acquisition and conversion of the Series A and Series F Preferred Stock.

(G) This adjustment represents the reclassifcation of $27.6 million of gains and losses in other comprehensive income and $67.8 million of realized loss on sale of real estate securities to trading gains due to the initial designation of the acquired securities portfolio as trading assets upon the close of the Merger agreement. Upon the Merger close, for consolidated financial reporting purposes, the Company will apply the stated interest method for calculating interest income on its trading security portfolio consisting of newly acquired residential mortgage back securities. Pre-Merger, CMC had calculated the interest income earned using the effective interest method. Interest income earned on the residential mortgage back security portfolio presented in the pro forma consolidated financial statements was calculated using the effective interest method.